REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MH&SC, INCORPORATED
___________________________________
(Name of small business issuer in its charter)

Delaware	20-4947667
(State or other jurisdiction of	(I.R.S. employer identification number)
incorporation or organization)

3505 Castlegate Ct. Lexington KY	40502

(Address of principal executive offices)	(Zip code)

Issuer's telephone number: 859.317.1166

Commission File Number: 333-141010

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [2] [3]
Common Stock offered by our Selling Stockholders [4]	265,000	$.10 per share	$26,500 per share	$.82

______________

(1)In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(3)Calculated under Section 6(b) of the Securities Act of 1933 as .0000307 of the aggregate offering price.

(4)Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS
MH&SC, INCORPORATED

The selling shareholders are offering up to 265,000 shares of common stock. The selling shareholders will offer and sell their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________ , 2007.

TABLE OF CONTENTS

SUMMARY INFORMATION AND RISK FACTORS	7
Risk Factors	9
We have a limited operating history, a net loss from operations and an accumulated deficit at December 31, 2006. We will need additional funds to remedy this deficiency. You will be unable to determine whether we will ever become profitable	9
Because we only have one primary supplier for each of the product lines we sell, if we lose a supplier due to termination of our agreement with the suppliers or for any other reason, our revenues could be reduced	9
Because we have only one supplier of each of our product lines, our suppliers’ inability to maintain satisfactory delivery schedules could increase our costs, disrupt our supply chain, and result in our inability to deliver our products, which would reduce our revenues	9
If we are unable to obtain a high ranking for our website for key search terms within the major search engines we may limit consumer awareness of our website and products and our revenues may be reduced	9
If our business reputation is damaged due to the actions of external factors over which we may have little or no control, including the performance of our suppliers, third-party carriers and networking vendors, our revenues could be reduced	10
If we are subject to product liability claims for our products in excess of our insurance coverage, our assets could be reduced and our operations could be impaired	11
Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably	11
The management decisions for our My Health and Safety operating subsidiary are made by its Manager, Mr. Timothy W. Faust in conjunction with Cory Heitz, our president; if we lose their services, our revenues may be reduced	11
Because our common stock is considered a penny stock, any investment in our common stock is considered a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares	11
Due to the lack of a trading market for our securities, our shares are currently not liquid, and you may have difficulty selling any shares you purchase in this offering	12
Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock	12
Sales of our common stock under Rule 144 could reduce the price of our stock	13
Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all of which are not independent, to perform these functions	14
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
SELLING SHAREHOLDERS	15
PLAN OF DISTRIBUTION	16
LEGAL PROCEEDINGS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
DESCRIPTION OF SECURITIES	20
INTEREST OF NAMED EXPERTS	21

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	21
DESCRIPTION OF BUSINESS	22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	26
DESCRIPTION OF PROPERTY	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	30
EXECUTIVE COMPENSATION	32

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

MH&SC, Incorporated was incorporated in Delaware on January 30, 2006 as Help-U-Drive, Inc. On September 26, 2006, we changed our name to MH&SC, Incorporated. On, October 26, 2006 we closed a Plan of Exchange with the owners of 100% of the issued and outstanding member interests of My Health and Safety Supply Company, LLC, LLC, an Indiana limited liability company formed on July 7, 2003. My Health and Safety Supply Company, LLC is now our wholly-owned subsidiary.

MH&SC, Incorporated’s address is 3505 Castlegate Ct., Lexington KY 40502, and its telephone number is 859.317.1166. My Health and Safety Supply Company, LLC’s address is 8003 Castleway Dr., Suite 200 Indianapolis, IN 46259, and its telephone number is 317-524-2251; 1-888-Go2MyHS. We have websites at www.My-HealthandSafety.com and www.Go2MyHS.com. Nothing on these websites is part of this prospectus.

Businesses

Help-U-Drive was formed to develop a business involving driving impaired drivers home. Upon further investigation, we decided that was not a business opportunity we wanted to pursue due to potential liability reasons, among others. Accordingly, we decided to search for another operating business to acquire and found My Health and Safety Supply Company.

During the past three years, My Health and Safety Supply Company, LLC has been developing its business to remarket a variety of health and safety products on the internet, as follows:

•	Support stockings
•	Adult incontinence, including briefs, liners, and pads
•	Post mastectomy and breast enhancement
•	Sleep related goods including pillows, body positioners and therapeutic beds
•	Electric scooters

The Offering

As of the date of this prospectus, we had 6,265,000 shares of common stock outstanding.

The selling shareholders are offering up to 265,000 shares of common stock. The selling shareholders will offer and sell their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006

TOTAL ASSETS	$138,309
TOTAL LIABILITIES	117,039
STOCKHOLDERS' EQUITY	21,270
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$138,309

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIOD JANUARY 30, 2006 THROUGH DECEMBER 31, 2006

REVENUE	$61,905
COST OF REVENUES	39,273
GROSS PROFIT	22,632
OPERATING EXPENSES	127,367

NET (LOSS)	$(104,735)

Risk Factors

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

We have a limited operating history, a net loss from operations and an accumulated deficit at December 31, 2006. We will need additional funds to remedy this deficiency. You will be unable to determine whether we will ever become profitable.

Although our subsidiary has operated July 7, 2003, we have only operated since acquiring our subsidiary on October 26, 2006 and have sustained a loss of $104,735 during that period. We have an accumulated deficit of $104,375 at December 31, 2006. We have limited history upon which you can evaluate our prospects. We may never operate at a profit.

We will need to secure additional funding to remedy our deficiency in the future. Our officers and directors have orally committed to provide necessary funding. However, they are under no obligation to do so and may not do so. If they do not, we would need to raise additional funds from a sale of debt or equity securities. However, this may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding except for management’s commitment.

Because we only have one primary supplier for each of the product lines we sell, if we lose a supplier due to termination of our agreement with the suppliers or for any other reason, our revenues could be reduced.

We have non-written purchase arrangements with a single source supplier for each of our four major product lines.

Two suppliers accounted for an aggregate approximately 90% of our revenues in the first 10 months of fiscal year 2006. If we lose these single source suppliers, particularly the two suppliers which accounted for the significant part of our sales, for any reason, our operations will be disrupted and our revenues could be reduced.

Because we have only one supplier of each of our product lines, our suppliers’ inability to maintain satisfactory delivery schedules could increase our costs, disrupt our supply chain, and result in our inability to deliver our products, which would reduce our revenues.

We depend a sole supplier for each of our product lines to maintain satisfactory delivery schedules. Our supplier serves many other customers, a number of which have greater sales than we do. As a result, our suppliers could determine to prioritize supply capacity for other customers or reduce or eliminate deliveries to us on short notice. Any of these problems could result in our inability to deliver products in a timely manner and reduce our revenues.

If we are unable to obtain a high ranking for our website for key search terms within the major search engines we may limit consumer awareness of our website and products and our revenues may be reduced.

Almost all our initial sales to come from customers who arrive at our website after searching for key terms on Internet portals and search engines such as Google.com.

Establishing and maintaining relationships with leading Internet portals and search engines and optimizing our website to generate visitors from the major search engines is competitive and expensive. Since January 1, 2004 through December 31, 2006, we spent $187,905 on search engine optimization, website development and other online marketing which was equal to approximately 35.1% of all of our expenses incurred during the period. We have no marketing relationships established with any Internet portals. We expect that we will have to pay high fees to enter into relationships of this type. In addition, traffic to our websites could decline if our search ranking on Internet search engines or if the traffic to the website of an Internet portal on which we advertise decreases. A failure to maintain, expand or enter into Internet portal relationships or to establish additional online advertising relationships that generate a significant amount of traffic from other websites could prevent us from achieving significant sales or limit the growth of our business.

If our business reputation is damaged due to the actions of external factors over which we may have little or no control, including the performance of our suppliers, third-party carriers and networking vendors, our revenues could be reduced.

Promoting our business depends largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, positive customer experience. In order to provide a positive customer experience, we expect to invest substantial sums in our website development and functionality~~,~~ and customer service operations.

Our ability to provide a positive customer experience is also dependent on external factors over which we may have little or no control, including the performance of our suppliers, third-party carriers and networking vendors. We also rely on third parties for information, including product characteristics and availability that we present to consumers on our website, which may, on occasion, be inaccurate. Our failure to provide our customers with positive customer experiences for any reason could substantially harm our reputation. The failure of these activities could adversely affect our ability to attract new customers and maintain customer relationships and, as a result, substantially harm our business and reduce our revenues.

Competition from traditional and online retail companies with greater brand recognition and resources may reduce our gross margins or reduce our revenues.

The industry is highly competitive and if it increases, it may result in price pressure and reduced gross margins, any of which could substantially harm our business and results of

•	independent stores selling health and safety products;
•	retail store chains, such as Sears
•	other online retailers that sell health and safety products, such as Amazon.Com
•	boutiques and websites operated by brand owners;
•	catalog and television shopping retailers, such as the Home Shopping Network, and discount superstores, mass retailers and wholesale clubs, such as Costco Wholesale.

In addition to these competitors, we may face competition from suppliers of our products that decide to sell directly to consumers, either through physical retail outlets or through an online store.

Many of our current and potential competitors have advantages over us, including longer operating histories, greater brand recognition, existing customer and supplier relationships, and significantly greater financial, marketing and other resources. In addition, traditional store-based retailers offer consumers the ability to physically handle and examine products in a manner that is not possible over the Internet as well as a more convenient means of returning and exchanging purchased products.

Some of our competitors seeking to establish an online presence may be able to devote substantially more resources to website systems development and exert more leverage over the supply chain for health and safety products than we can. In addition, larger, more established and better capitalized entities may acquire, invest or partner with traditional and online competitors as use of the Internet and other online services increases. Our online competitors can duplicate many of the products, services and content we offer, which could harm our business and reduce our revenues.

If we are subject to product liability claims for our products in excess of our insurance coverage, our assets could be reduced and our operations could be impaired.

Customers may sue us if any of our products sold to them injure the user.  Liability claims could require us to spend significant time and money in litigation and pay significant damages. We have products liability insurance, including a $1,000,000 per occurrence/$1,000,000 annual aggregate/$3,000,000 total aggregate umbrella policy.  As a result, any of these claims, whether or not valid or successfully prosecuted, and claims successfully prosecuted in excess of our insurance coverage, could reduce our assets and impair our operations.

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably.

Our executive officers, directors, and holders of 5% or more of our outstanding common stock beneficially own approximately 92.2% of our outstanding common stock. As a result, they effectively controls all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

The management decisions for our My Health and Safety operating subsidiary are made by its Manager, Mr. Timothy W. Faust in conjunction with Cory Heitz, our president; if we lose their services, our revenues may be reduced.

The success of our business is dependent upon the expertise of the Manager of our My Health and Safety operating subsidiary, Mr. Timothy W. Faust and our president, Cory Heitz. Because Timothy W. Faust and Cory Heitz are essential to our operations, you must rely on his management decisions. We have not obtained any key person life insurance relating to them. If we lose his services, we may not be able to hire and retain another Manager or President with comparable experience. As a result, the loss of Timothy W. Faust’s or Cory Heitz’s services could reduce our revenues.

Because our common stock is considered a penny stock, any investment in our common stock is considered a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.

We are be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Due to the lack of a trading market for our securities, our shares are currently not liquid, and you may have difficulty selling any shares you purchase in this offering.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. As of the date of this filing, we have engaged in discussions with Spartan Securities Group LLC concerning the filing of Form 211 with the NASD to qualify our securities for quotation on the OTCBB. We cannot guarantee that this application will be accepted or approved and our stock listed and quoted for sale or that a future trading market for our securities may not develop. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment. Restrictions on the sale of our stock as a Penny Stock may limit your ability to resell or a prospective purchaser to purchase any shares you acquire in this offering.

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Provisions in our articles of incorporation concerning the issuance of blank-check preferred stock could delay, defer or prevent a change in control.

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 5,000,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

1,265,000 of our shares held by non-affiliates are currently eligible for resale, however affiliates will still be subject to the resale restrictions of Rule 144. Of these shares, 1,000,000 are subject to a Call Option Agreement and may not be resold until April 27, 2008 at the earliest. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least one year, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144(k). The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all of which are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. All members of the board of directors are not independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer and thus we may not rely on the statutory safe harbor from liability for forward-looking statements. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with this offering.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Not applicable. The selling shareholders will offer and sell their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchase in a single private placement exempt from registration under section 4(2) of the Securities Act of 1933 in a transaction that closed on November 1, 2006. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers. To the extent that any successor(s) to the named selling shareholders wish to sell under this prospectus, we must file a prospectus supplement identifying such successors as selling shareholders.

Selling Shareholder [1]	Shares to be offered by the Selling Stockholders	Percentage owned before Offering	Amount owned after the offering, assuming all shares sold [1]	Percentage owned after the offering, assuming all shares sold [1]
Mr. Orval Riggleman	5,000	*	0	0%
Mr. Terry Rigleman	5,000	*	0	0%
Mr. Philip Heitz	5,000	*	0	0%
Mr. Bradley Miller	15,000	*	0	0%
Mr. William Roberts	15,000	*	0	0%
Mr. Frank Cassell	15,000	*	0	0%
Mrs. Victoria Wilcox	15,000	*	0	0%
Mr. Brian Drury	5,000	*	0	0%
Mr. James Shriver	5,000	*	0	0%
Mr. Kevin Lynch	15,000	*	0	0%
Mr. Keith Baum	5,000	*	0	0%
Ms. Beth Jarvis	15,000	*	0	0%
Ms. Deborah Catanese	10,000	*	0	0%
Mr. Anthony White	5,000	*	0	0%
Mr. Claude Dillard	5,000	*	0	0%
Mr. Michael Catanese	15,000	*	0	0%
Suwanee Realty Company, Inc.	10,000	*	0	0%
Jane E. Stephens	5000	*	0	0%
Rebecca J. Koreski	5000	*	0	0%
Gary Blake	5000	*	0	0%
Miller & Miller AC	5000	*	0	0%
Robert A. Cress II	5000	*	0	0%
Mr. Garrett Jacobs	10,000	*	0	0%
Mr. David Gargas	10,000	*	0	0%
Mr. Warren Sherman	15,000	*	0	0%
Mrs. Lisa Zindman	15,000	*	0	0%
Mrs. Jennifer Mossotti	5,000	*	0	0%
Ms. Loren Bagley	5,000	*	0	0%
Mr. William Woodburn	5,000	*	0	0%
Mr. Ronald H. Young	5,000	*	0	0%
Mr. Dennis Neclerio	5,000	*	0	0%
TOTAL	265,000	4.23%	0	0%

*less than 1%

[1]   No selling shareholder has had within the past three years any position, office, or other material relationship with us or any of our predecessors or affiliates. All shares owned by each selling shareholder are being registered and, if sold, no selling shareholder will own any of our stock after this offering.

[2] Tom Catanese is the president and director of this entity and is the sole beneficial owner of these shares in that he is the controlling shareholder of Suwanee Realty Company, Inc. and has the sole authority to direct the vote and direct the sale of these shares.

[3] Gordon Miller is the Treasurer of this entity but is the sole beneficial owner of these shares in that Miller & Miller AC by resolution of the directors he was granted the sole authority to direct the vote and direct the sale of these shares.

Blue Sky

Thirty-eight states and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by Selling Stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor’s Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

All our shareholders currently reside in these states. We have made the appropriate filings in Georgia, and have complied with all secondary trading exemptions in such states, to permit sales of the securities registered in this offering.

Plan of Distribution

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares. Selling shareholders are offering up to 265,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they many not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities. Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Mr.Cory Heitz, age 29, has been our Chief Executive Officer and Director since inception. Mr. From Jan 2006 - present, he has been our CEO and Director. From Oct 2003 - May 2005, he was Ground Theater Control Systems Deputy Flight Commander, 605 Test and Evaluation Squadron, Hurlburt Field, FL. From Oct 2003 - May 2005, he was Test and Evaluation Squadron, Hurlburt Field, FL. From Jun 2003 - Oct 2003, he was Mission Information Manager, Combined Joint Special Operations Air Component, Al Udeid AB, Qatar. From May 2002 - Jun 2003, he was Ground Theater Air Control Systems Project Manager, 605 Test and Evaluation Squadron, Hurlburt Field, FL. From Feb 2001 - May 2002, he was Support Group Executive Officer, 82 Support Group, Sheppard AFB, TX. From Nov 2000 - Feb 2001, Student Basic Communications Officer Training 333 Training Squadron, Keesler AFB, MS. From Aug 2000 - Nov 2000, he was Chief Wing Information Protection Officer, 82 Communications Squadron, Sheppard AFB, TX

Mr. John D. Hafner, Esq., age 29, has been our Secretary and Director since inception. Mr. Hafner’s background is as follows: From May 2006 - Present, he has also been Founder & Managing Director Tree Anchor Law Firm PLLC, Lexington, KY, a boutique law firm specializing in the corporate transactions of public and private companies. From Aug 2006 - Present he has been Chief Executive Officer & Principal Broker; Tree Anchor Realty Group LLC, Lexington, KY, a real estate broker. From Jan 2005 - May 2005 he was Judicial Intern to Federal Judge; United States District Court - Eastern District of Kentucky, Lexington, KY. From May 2003 - Jan 2005, he was Law Clerk to the Associate General Counsel - Corporate Litigation of AIG American International Group, Inc., New York, NY. From Jan 2002 - Aug 2002 he was Account Executive - Capital Market Intelligence of Morrow & Company, Inc., New York, NY, an investment firm. From June 1999 - Jan 2002 he was Associate - Transaction Management Group; Equis Corporation, New York, NY, a real estate borkerage firm. He is a member of Kentucky Bar Association, Bar of the U.S. District Court for the Eastern District of Kentucky, American Bar Association, Fayette County Bar Association. He is licensed by the Kentucky Real Estate Commission as a Licensed Broker. From St. John’s University School of Law, New York, NY, he received a Juris Doctorate Degree, June 2005. From Fairfield University, Fairfield, CT, he received a Bachelor of Science Degree in Finance, May 1999.

Significant Employees

Timothy W. Faust is the Managing Partner of My Health and Safety Supply Company, LLC, a wholly owned subsidiary of MH&SC, Inc. His background is as follows:

Professional Experience

From November 2003 to Present, he has been Managing Partner of My Health and Safety Supply Company. From May 2003 to October 2003 he was President. T W Faust Professional Services which provided technical service support to Surgical Appliance Industries on an outsourced basis. From January 2000 to April 2003 he was Director of Business Development of Surgical Appliance Industries, a privately held manufacturer and distributor of health care products, primarily external health and sport supports. From 1994 to January 2000 he was Partner and Principal Infinity Strategies & Solutions (Infinity, Inc.) a management and marketing consulting firm based in Indianapolis, IN.

Family Relationships

There are no family relationships among our officers, directors and significant employees.

Legal Proceedings

No officer, director, promoter or significant employee has been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Mr. Heitz has indicated that he will in the future, if the opportunity presents itself, sell our business to a third party buyer in a transaction which involves sale of his controlling interest set forth below. As of the date of this registration statement, there are no binding arrangements with Mr. Heitz and any such potential third party buyers concerning any such transaction.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for all persons is 3505 Castlegate Ct., Lexington, KY 40502.

Shareholders	# of Shares	Percentage
Cory Heitz	5,000,000	79.8%
All directors and named executive officers as a group 1 person] [1]	5,000,000	79.8%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 6,265,000 shares of common stock outstanding as of May 8, 2007.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 1,000,000,000 shares of common stock with $0.000001 par value. As of the date of this registration statement, there were 6,265,000 shares of common stock issued and outstanding held by 36 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock in series as fixed by the Directors with a par value of $0.000001. As of the date of this registration statement, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the Board of Directors may from time to time determine. The board may, without shareholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

INTEREST OF NAMED EXPERTS

The financial statements as of MH&SC, Incorporated for the period January 30, 2006 (Inception) through December 31, 2006 included in this prospectus have been audited by Michael Pollack CPA, an independent registered public accounting firm, to the extent set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

MH&SC, Incorporated was incorporated in Delaware on January 30, 2006 as Help-U-Drive, Inc. On September 26, 2006, we changed our name to MH&SC, Incorporated. On, October 26, 2006 we closed a Plan of Exchange with the owners of 100% of the issued and outstanding member interests of My Health and Safety Supply Company, LLC, LLC, an Indiana limited liability company formed on July 7, 2003. My Health and Safety Supply Company, LLC is now our wholly-owned subsidiary.

MH&SC, Incorporated’s address is 3505 Castlegate Ct., Lexington KY 40502, and its telephone number is 859.317.1166. My Health and Safety Supply Company, LLC’s address is 8003 Castleway Dr., Suite 200 Indianapolis, IN 46259, and its telephone number is 317-524-2251; 1-888-Go2MyHS. We have websites at www.My-HealthandSafety.com and www.Go2MyHS.com. Nothing on these websites is part of this prospectus.

Help-U-Drive was formed to develop a business involving driving impaired drivers home. Upon further investigation, we decided that was not a business opportunity we wanted to pursue due to potential liability reasons, among others. Accordingly, we decided to search for another operating business to acquire and found My Health and Safety Supply Company.

During the past three years, My Health and Safety Supply Company, LLC has been developing its business to remarket a variety of health and safety products on the internet, as follows:

•	Support stockings
•	Adult incontinence, including briefs, liners, and pads
•	Post mastectomy and breast enhancement
•	Sleep related goods including pillows, body positioners and therapeutic beds
•	Electric scooters

Suppliers

We secure the products we sell from the following suppliers:

Name of Supplier	Product Line
HD Smith Wholesalers
Adult incontinence products [the top five National brands (Depend, Attends, Tena, Prevail and Kendall) as well as specialty products such as washable briefs and underpads] Jobst brand support stockings. Secondary items include CPAP masks and units, and sleep positioning products

Surgical Appliance Industries, Inc	Truform Brand support stockings, limited Airway post-mastectomy products, and, assorted special order items including back supports and trusses.
Nearly Me Fashions	post-mastectomy forms, pocketed bras, and their upscale line of breast enhancers.
Core International Products, Inc.	cervical sleep pillows

These suppliers accounted for the following percentage of our gross revenue for the period ended December 31, 2006:

•	HD SMITH: 79.66%
•	SAI: 18.21%
•	Nearly Me: 1.79%
•	CORE: .34%

We have no written agreements in place with any supplier, and any supplier can cease supplying us products at any time.

Back Up Suppliers

HD Smith Wholesalers: We have agreements and relationships in place with two other distributors: Miami Luken Drug Wholesalers out of Springfield Ohio, and DIK Drug Wholesalers (DHC HealthCare Division) out of Birr Ridge, IL (Chicago area).

Surgical Appliance Industries, Inc: Both HD Smith and Miami Luken are distributors and stock the top 50% selling line items. They have both offered to increase line item count if needed. In the unlikely event that our relationship with SAI would dissolve, a realistic alternative would be to service existing customer through our back up wholesaler, and bring on the Bell Horn line of support stockings. The lines are similar, and there is a long-standing relationship with the company’s owner.

Nearly Me Fashions: HD Smith has offered to pick up the breast enhancer line. If needed, the post-mastectomy forms and the pocketed bras would be distributed up by SAI, under their Airway banner.

Core International Products, Inc.: HD Smith has offered to distribute the line for us. The items are unique, but if needed the void would be filled by an assortment of other premium sleep pillows from Battle Creek Equipment, and Sunrise Medical.

We have no written agreements in place with these back up suppliers. We do not anticipate any significant disruptions in sales or increases in costs that we would not pass on to our customers if we have to use any of these back up suppliers.

Fulfillment

Suppliers provide product on an “as needed” basis. Medicare, Medicaid and insurance billings are not accepted. Orders are paid by credit card or check at time of order.

Over 99% of orders are received by e-mail, with the remaining orders arriving by mail, and paid by check. As orders are received, they are reviewed and forwarded by e-mail to the appropriate supplier. Confirmation is obtained on each order. The distribution partners generally ship orders within 24 hours, accompanied with a packing slip listing us as the provider.

Mal’s e-commerce is our shopping cart provider. There is no contract or written agreement. They supply our shopping cart service for a fee of $24 every quarter.

Payments are made through authorize.net, our payment gateway Using Key Bank as our financial institution. Visa, MasterCard, American Express and Discover are accepted.

Marketing

Historically, the vast majority of advertising and marketing has been through pay per click search engines.

Overture and Google: Historically, we have depended on Pay Per Click (PPC) programs to reach new customers. We have used the market leaders Overture and Google, evenly in the past. Over the past years, we have slowly adjusted the PPC program to the point that we currently focus approximately 80% of our resources to Google. Our current PPC costs average $1,000 per week.

Amazon: We began listing products on Amazon in September 2004. With the addition on new products, and item modifications, sales have slowly grown and now represent approximately 10% of our volume. Our plans are to increase the number of line item offerings, primarily in the support stocking category.

Froogle: The offshoot of Google, this e-commerce site is in its infancy. We are well positioned with our adult incontinence line and anticipate growing our sales as Froogle grows their market share.

Miscellaneous Search Engines: We submit to dozens of search engines every five weeks. These search engines do not charge per click, they simply add you to their database as a courtesy to their members or users. These automatic submissions are created by Traffic Blazer, a pay-for service of Go Daddy. Going forward, this service will be rolled into our SEO program, and a custom approach is anticipated. (see Search Engine Optimization section below)

Other Advertising

In June 2006 we began a program where we mail each new customer a thank you letter with a refrigerator magnet. The magnet has specific places to record important contact numbers, and approximately features the My Health and Safety logo, web address and telephone number.

We recently completed a program to expand new logo - branding. Each web page, and all printed materials have been updated and includes our new look and logo. Phase I of the branding program has been completed with our My-StayDrySupply site being brought under the My-Health and Safety “Family of Health Care Products,” and securing the domain name of Go2MyHS.com. In addition, we have secured the toll free number of 1-888-Go2-MyHS (1-888-462-6947).

Catalog.Com is an Internet site that offers a wide variety of free catalogs to the public. Customers requesting catalogs complete an on-line form that includes their physical mailing and e-mail addresses. In a sense, they are pre-qualified. The customer is also free to visit our site directly via a direct link from our Catalogs.com page.

Return Policies

We offer a full refund if returns made within 10 days of invoice and certain other conditions such as return in original shape and or packaging are met.

Insurance

We have products liability insurance, including a $1,000,000 per occurrence/$1,000,000 annual aggregate/$3,000,000 total aggregate umbrella policy.

Intellectual Property

We hold no patents, trademarks or licenses that are material to our business.

Environmental Issues

The sale of our products is not governed by any environmental regulation.

Competition

The industry of remarketing health and safety products is highly competitive. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. Competitors include traditional retailers, manufactures and other distributors or redistributors of our products of similar products. If additional competitors enter the field, our market share may fail to increase or may decrease.

The principal methods of competition include price and delivery time. We believe our competitive strengths are ease of navigation of our websites and quick shipping times with over 98% of orders being shipped within 24 hours.

All of our products can be purchased in a traditional fashion other than over the internet from large department store and drug store chains. In the e-commerce area, competition is in two distinct areas:

•	Category specific (support stocking and incontinence products) and,
•	Multi-category e-commerce retailers

Category specific - Support Stockings:
•	For Your Legs http://www.foryourlegs.com/
•	Support Hose Store http://www.supporthosestore.com/
•	Healthy Legs http://www.healthylegs.com/

Category specific - Incontinence Products:
Competition listing:
•	HDIS (Home Delivery Incontinence Services) HDIS is possibly the oldest service in the U.S., and stays focused on adult incontinence products only. http://www.hdis.com/
•	North Shore: http://www.northshorecare.com/adult-diapers.html
•	Fisher Products: http://www.fishershops.com/

Based upon our management’s knowledge of the industry, we believe that we are a relatively small competitor in our market.

Multi-category e-commerce retailer:
Personal heath care retailers are basically on-line drug stores with or without the prescription drugs. Margins are tight, as they strive to offer the same price on line as they do in the brick and mortar locations.
•	Drug Store (dot) Com: http://www.drugstore.com/
•	Walgreens.Com: http://www.walgreens.com/
•	CVS/Pharmacy: http://www.cvs.com/CVSApp/cvs/gateway/cvsmain
Employees

We have two employees, Mr. Faust and Mr. Heitz.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this Prospectus. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations. All statements regarding future events, our future financial performance and operating results, our business strategy and our financing plans are forward-looking statements and involve risks and uncertainties. In many cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of such terms and other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause our actual results and the timing of events to differ materially from those projected in any forward-looking statements. In evaluating these statements, you should specifically consider various factors, including, but not limited to, those set forth under "Summary Information and Risk Factors" and elsewhere in this Prospectus.

Overview

The online retail industry has experienced growth in the past and is expected to continue to grow in the future. The major risks associated with our company as the online retail industry evolves is that shoppers are turning to respected brick and mortar retailers who have also established online retail operations, with purchasers knowing they can return merchandise to local stores if they need to. Strong offline brands may continue to win online market share. Also, online price conscious shoppers will put even more pressure on companies that rely upon low prices to attract customers. The likely winners may be those companies that can leverage their global size to buy product from suppliers for the lowest price.

In a highly competitive online personal care marketplace, innovation is the key to top-line sales growth. Inherent risks in our competitive strategy include uncertainties concerning trade and consumer acceptance, the effects of recent consolidations of retailers and distribution channels, and competitive reaction. Some of our major competitors have undergone consolidation, which could result in increased competition and alter the dynamics of the industry. Such consolidation may give competitors greater financial resources and greater market penetration and enable competitors to offer a wider variety of products and services at more competitive prices, which could adversely affect the our financial results. It may be necessary for us to lower prices on its products and increase spending on advertising and promotions, each of which could adversely affect our financial results.

According to the Incontinence Support Center website, http://www.incontinentsupport.org, more than 19 million North American adults have some form of incontinence. However, medical science continues to discover more options for incontinence treatment and management everyday which may impact sales. Surgeries are less invasive with fewer side effects and quicker recovery; more medications are available.

Also, our line of incontinence care products contain certain materials which are principally derived from petroleum. These materials are subject to price fluctuations based on changes in petroleum prices, availability and other factors. The Corporation purchases these. Significant increases in prices for these materials could adversely affect the Corporation’s earnings if selling prices for its products are not adjusted or if adjustments significantly trail the increases in prices for these materials.

Although there is currently no known pending state or federal legislation that would impact either the manufacturing operations or the financial outlook of this corporation, the potential always exits that such standards may be changed in the future.

Results of Operations

Since My Health and Safety Supply Company, LLC, became a wholly-owned subsidiary of MH&SC, Inc. on October 26, 2006, there are no 2005 year end comparative revenues and expenses.

There were revenues of $61,905 for the period January 30, 2006 through December 31, 2006 for MH&SC, Inc. Cost of goods sold for that same period were $39,273 which left a gross profit of $22,632 for the company during the period January 30, 2006 through December 31, 2006.

Operating expenses were $127,367 for MH&SC, Inc. during the period January 30, 2006 through December 31, 2006 and were composed primarily of $70,103 of depreciation and impairment which were 55.04% of operating expenses, and $23,420 of professional fees which were 18.39% of the operating expenses because of legal and accounting costs associated with taking the company public. During the same period ending December 31, 2006, there was search engine advertising of $14,192 which were 11.12% of the operating expenses.

Milestones

Milestone or Step	Expected Manner of Occurrence or Method of Achievement	Date When Step Should be Accomplished	Cost of Completion
Customer contact program	Mailing each new customer a thank you letter and promotional magnet	Weekly and on going.	$170 monthly, $2,040 annual
Incontinence catalog program	Mailing catalogs out to requesting customers	Weekly and on going	$270 monthly, $3,240 annual
Optimize Search Engine Optimization	Contracting out to search engine maintenance and growth to specialists firm	1 month	$2,000 origination, plus $1,000 per month
Branding Program	Positioning My-SupporStockings.Com site under the “Family of Health Care Products Banner	4 months	$0.00
Web Site Redesign	Redesigning site to allow the addition of new product lines	4 months	$7,000
Web Site Expansion	Adding new product categories to our site.	11 months	$6,000

Liquidity and Capital Resources:

Since we (MH & SC, Inc.) began operations on January 30, 2006, there are no prior years to compare liquidity and capital resources.

At December 31, 2006, we had cash on hand of $2,926. Our current assets at December 31, 2006 are $6,104 compared to our current liabilities of $117,039. In December 31, 2006 current liabilities, we have a note payable of $75,000 which was paid off in full in 2007.

On October 26, 2006, we acquired My Health and Safety Supply Company, LLC which provided cash received from investing activities of $6,702. This cash resulted from a common stock issuance of $100,000, goodwill recognition of $199,888, acquisition of accounts receivable of $1,647, acquisition of computer equipment of $2,420, assumption of accounts payable of $10,657, and an issuance of a note payable of $100,000. We impaired $70,000 of the goodwill recognized in this acquisition.

In 2006, our financing activities consisted of $26,000 of stock issued for cash and paying down the $100,000 note payable by $25,000.

Although our subsidiary has operated July 7, 2003, we have only operated since acquiring our subsidiary on October 26, 2006 and have sustained a loss of $104,735 during that period. We have an accumulated deficit of $104,375 at December 31, 2006.

We will need to secure additional funding to remedy our deficiency in the future. Our officers and directors have orally committed to provide necessary funding. However, they are under no obligation to do so and may not do so. If they do not, we would need to raise additional funds from a sale of debt or equity securities. However, this may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding except for management’s commitment.

DESCRIPTION OF PROPERTY

My Health and Safety Supply, LLC entered into a sublease agreement with MTG, LLC, a related party, at 8003 Castleway Drive, Suite 200, Indianapolis, IN 46250 effective November, 1, 2006 for a small work area, storage and office equipment for a term of one year at a cost of $1.00 per month. The premises are adequate for current operating requirements.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The founding shareholder of the Company Cory Heitz advanced $5,000 on May 30, 2006 to fund initial costs. This amount bears no interest and is outstanding at December 31, 2006.

On, October 26, 2006 we closed a Plan of Exchange with the owners of 100 member interests or units, constituting 100% of the issued and outstanding member interests, of My Health and Safety Supply Company, LLC, LLC, an Indiana limited liability company formed on July 7, 2003 in exchange for 1,000,000 shares of our common stock. Each member interest or unit was exchanged for 10,000 shares of our common stock, as follows:

LLC Interest Shares in MH&SC, Inc.
Bradley Thomas	20	200,000
Mark Rupp	20	200,000
Lee Melchi	20	200,000
Tim Faust	20	200,000
MTG, LLC, Gary Nead, principal	20	200,000

Our subsidiary was advanced funds from MTG, LLC, Gary Nead, principal, an affiliate of a member of the limited liability company to assist in cash flow. The advances were interest free and had no maturity date.. As of December 31, 2005 and 2004, the LLC had $13,500 and $1,000 outstanding, respectively. On October 24, 2006, prior to the merger with MH & SC, Inc., MTG and the LLC agreed to write off this debt, which was done. For financial reporting purposes, the debt was converted to members equity in the LLC (no stock issued). In essence it was written off, just to equity due to the fact it is a related party rather than reflecting it in the financial statements as forgiveness of debt.

MTG, LLC, provided through Gary Nead, principal professional services and also provided office space for the LLC, pursuant to a Professional Services Agreement and Sublease Agreement entered into November 1, 2003. Under this agreement, terminated upon our acquisition of the LLC, Mr. Nead through MTG, LLC received $25,000 for the period January 1, 2006 through October 26, 2006, $30,000 for the year ended December 31, 2005 and $30,000 for the year ended December 31, 2004. For the period October 26, 2006, the day the LLC was acquired through December 31, 2006 there was $2,500 expensed but not paid.

Additionally, another of My Health and Safety Supply Company’s former members and current shareholders, Timothy Faust, often used his personal credit card to purchase merchandise as the LLC does not maintain its own credit card. The advances and repayments varied over time, but we owed Mr. Faust $13,551 at December 31, 2004 and $5,941 at December 31, 2005 for these credit card purchases on the LLC’s behalf. The amount due Mr. Faust for these advances was $7,313 as of December 31, 2006. Mr. Faust has ceased use of his personal credit card for our or the LLC’s obligations, and the LLC will purchase all of its own merchandise on a corporate credit card.

We believe these transactions and agreements with related parties were comparable to terms we could have obtained from unaffiliated parties.

We have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or he desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities

Call Option

We have a Call Option with the former members of My Health and Safety Company LLC, as follows:

Former LLC Members granted to us a Call Option to require Former LLC Members to sell to us up to 1,000,000 shares of common capital stock of us at a price per share equal to $.13 per share or an aggregate of $130,000 less any cash contributions of us to LLC during the term of the Agreement. The Call Option may be exercised at any time until April 25, 2008, when it expires. The Call Option may be exercised by written notice given by us to one or more of the former LLC Members exercising the Call Option (former LLC Members being required to retain good and valid title to the shares subject to the exercise, and to keep said shares are unencumbered, during the term of the Agreement up to the time of delivery of the shares under the Option or termination of the Agreement).

We may exercise the Call Option on a serial basis, until such time as (i) the Call Option has been exercised with regard to all 1,000,000 shares of our common capital stock of the subject to the Call Option or (ii) the Call Option has terminated pursuant to the terms of the agreement.

We shall make payment for all Option Shares with regard to which the Call Option is exercised within ten days following former LLC Members’ deemed receipt of the written notice exercising the Call Option. Payment shall be made to the Holder owning the shares subject to the exercise in cash by wire transfer of immediately available funds or certified check.

If the Call Option is not exercised during the Exercise Period, then the Call Option will terminate, and be null, void and of no further effect immediately following the end of the Exercise Period.

Except as set forth above, there are no options, warrants or convertible securities outstanding.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol and allow sales of our common stock under Rule 144.

There are 5,000,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

1,265,000 of our shares held by non-affiliates are currently eligible for resale, however affiliates will still be subject to the resale restrictions of Rule 144. Of these shares, 1,000,000 are subject to a Call Option Agreement and may not be resold until April 27, 2008 at the earliest.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days. The manner of sale limitations require sales through a broker on the market in an unsolicited transaction. These restrictions do not apply to resales under Rule 144(k). The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 36 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through December 31, 2006, assuming this registration statement is declared effective before that date. Thereafter, we will continue as a reporting company and will be subject to the proxy statement or other information requirements of the 1934 Act as the result of filing a registration statement on Form 8-A. We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us or our LLC subsidiaryfor the latest two fiscal years ended December 31, 2006 and 2005.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total
Cory Heitz	President	2006	0	0	0	0	0	0	0	0
John Hafner	Secretary	2006	0	0	0	0	0	0	0	0
Tim Faust	Manager of LLC	2006	$53,760	0	0	0	0	0	0	$53,760
		2005	$56,000	0	0		0	0	0	$56,000

Compensation Agreements

Mr. Heitz and Mr. Hafner receive no compensation.

Mr. Faust is paid $4,480 per month under an oral agreement.

Board Compensation

Members of our Board of Directors do not receive compensation for their services as Directors.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page(s)
Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheet as of December 31, 2006 (Restated)	F-2
Consolidated Statements of Operations for the period January 30, 2006
(Inception) through December 31, 2006 (Restated)	F-3
Consolidated Statements of Changes in Stockholders’ Equity for the period January 30, 2006 (Inception) through December 31, 2006 (Restated)	F-4
Consolidated Statements of Cash Flows for the period January 30, 2006 (Inception) through December 31, 2006 (Restated)	F-5
Notes to Consolidated Financial Statements	F-6-F-19

Report of Independent Registered Public Accounting Firm

To the Directors of
MH & SC, Inc.

I have audited the accompanying consolidated balance sheet of MH & SC, Inc. (formerly Help-U-Drive, Inc.) (the "Company") as of December 31, 2006, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period January 30, 2006 (Inception) through December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

I conducted the audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and their results of operations and cash flows for the period January 30, 2006 (Inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10, to the financial statements, the Company has restated its financial statements for the period January 30, 2006 to December 31, 2006, to account for the correction to the valuation of the 1,000,000 shares of stock issued in connection with the acquisition of My Health and Safety Supply Company. The next effect of the re-valuation of these shares increased the net loss and accumulated deficit by $70,000.

/s/Michael Pollack CPA

Cherry Hill, New Jersey
February 5, 2007, except for Note 10 which is dated May 3, 2007.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 (RESTATED)

ASSETS

CURRENT ASSETS
Cash	$2,926
Accounts receivable	3,178
Total current assets	6,104

Fixed assets, net of depreciation	2,317

Goodwill, net of impairment	129,888

TOTAL ASSETS	$138,309

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$37,039
Related party payables	5,000
Note payable	75,000
Total current liabilities	117,039

TOTAL LIABILITIES	117,039

STOCKHOLDERS' EQUITY
Preferred stock, $0.000001 par value, 20,000,000 shares authorized, none issued and outstanding	-
Common stock, $0.000001 par value, 1,000,000,000 shares authorized, 6,265,000 shares issued and outstanding	6
Additional paid in capital	126,499
Subscriptions receivable	(500)
Accumulated deficit	(104,735)
Total stockholders' equity	21,270

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$138,309

The accompanying notes are an integral part of these financial statements.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIOD JANUARY 30, 2006 THROUGH DECEMBER 31, 2006 (RESTATED)

REVENUE	$61,905

COST OF REVENUES	39,273

GROSS PROFIT	22,632

OPERATING EXPENSES
Advertising expense	14,192
Professional fees	23,420
Commissions and consulting fees	8,950
General and administrative	10,702
Depreciation and impairment	70,103
Total operating expenses	127,367

NET (LOSS)	$(104,735)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	5,319,284

NET (LOSS) PER SHARE	$(0.02)

The accompanying notes are an integral part of these financial statements.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD JANUARY 30, 2006 (INCEPTION) THROUGH DECEMBER 31, 2006 (RESTATED)

					Additional
	Preferred Stock		Common Stock		Paid-In	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total

Balance - January 30, 2006	-	$-	-	$-	$-	$-	$-	$-

Common shares issued to founder	-	-	5,000,000	5	-	-	-	5

Common shares issued for cash	-	-	265,000	-	26,500	(500)	-	26,000

Common shares issued for acquisition of My Health and Safety Supply Company, LLC	-	-	1,000,000	1	99,999	-	-	100,000

Net loss for the period, as previously reported							(34,735)	(34,735)

Prior period adjustment, see Note 10							(70,000)	(70,000)

Net loss for the period, as restated	-	-	-	-	-	-	(104,735)	(104,735)

Balance - December 31, 2006, as restated	-	$-	6,265,000	$6	$126,499	$(500)	$(104,735)	$21,270

The accompanying notes are an integral part of these financial statements.

MH & SC, INC.
(FROMERLY HELP-U-DRIVE, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE PERIOD JANUARY 30, 2006 THROUGH DECEMBER 31, 2006 (RESTATED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(104,735)

Adjustments to reconcile net (loss)
to net cash used in operating activities:
Depreciation and impairment	70,103
Common stock issued to founder	5

Change in assets and liabilities
(Increase) in accounts receivable	(1,531)
Increase in accounts payable	26,382
Increase in related party payables	5,000
Total adjustments	99,959
Net cash (used in) operating activities	(4,776)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash received in merger	6,702
Net cash provided by investing activities	6,702

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock for cash	26,000
Payment of note payable	(25,000)
Net cash provided by financing activities	1,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,926

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$2,926

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for subscriptions receivable	$500

Acquisition of My Health and Safety Supply Company, LLC
Common stock issued	$100,000
Goodwill recognized	(199,888)
Accounts receivable acquired	(1,647)
Computer equipment acquired	(2,420)
Accounts payable assumed	10,657
Note payable issued	100,000
Net cash acquired	$6,702

The accompanying notes are an integral part of these financial statements.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

On January 30, 2006, Help-U-Drive, Inc. (the “Company”) was incorporated in the State of Delaware.

The Company was formed to develop a business involving driving impaired drivers home. Upon further investigation, the Company decided that was not a business opportunity they wished to pursue due to potential liability reasons, among others. Accordingly, the Company decided to search for another operating business to acquire, and found My Health and Safety Supply Company, LLC. On October 26, 2006, the Company and My Health and Safety Supply Company, LLC closed a Call Option Agreement with the owners of 100% of the issued and outstanding membership interests, and thus My Health and Safety Supply Company, LLC, became a wholly-owned subsidiary of the Company. The Company has included in Note 8, the unaudited proforma information for what the Company would look like had the two entities been consolidated for the years ended December 31, 2006 and 2005. The transaction is treated as an acquisition under the purchase method of accounting. The new management of MH & SC, Inc. will maintain control of the operations of the My Health and Safety Supply Company, LLC, and thus the transaction is treated as a purchase under FASB 141.

My Health and Safety Supply Company, LLC was incorporated as a limited liability company in the State of Indiana on July 7, 2003.

My Health and Safety Supply Company, LLC was formed to distribute products related to health care and safety via catalogue, printed or electronic. The Company’s products include adult incontinence products including adult diapers, pull-on briefs, belted undergarments, liners, underpads and medical stockings; sleep products including CPAP units and masks for sleep apnea thru adjustable therapeutic leisure beds, cervical sleep pillows and mattresses for more comfortable sleep; external breast forms, bras and accessories; and three and four wheel electric scooters.

On September 26, 2006, Help-U-Drive, Inc., formally changed its name to MH & SC, Inc.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. The Company on approximately 99% of its sales receives credit card payment prior to shipment. In determining the amount of the allowance, management is required to make certain estimates and assumptions. Management has determined that as of December 31, 2006, no allowance for doubtful accounts is required.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (five years for the computer equipment). Costs of maintenance and repairs are charged to expense as incurred.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recoverability of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale are carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Revenue Recognition

The Company generates revenue from the sales of their products in accordance with Staff Accounting Bulletin 101. The criteria for recognition is as follows:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectibility is reasonably assured.

A majority of the Company’s revenues are generated through their catalogues either through the Internet or telephone, at which time, the customer will pay the Company with a credit card. All sales are final at the time of order. Shipments of products will be made within 24 hours of order. The right of return does exist within ten days from the date of sale, at which time the customer will be refunded the sales price on their credit card or exchanged merchandise. In addition, the Company will charge a fee for handling and restocking.

Major Customers and Vendors

A major customer or vendor is a customer or vendor that represents 10% of the Company’s sales or purchases.

For the period ended December 31, 2006, the Company and My Health and Safety Supply Company, LLC had no major customers.

For the period ended December 31, 2006, My Health and Safety Supply Company, LLC had two major vendors that represented approximately 98% of the Company’s purchases of merchandise. The Company had no major vendors.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Reporting

The Company follows the provisions of SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.” This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company believes that there is only one operating segment.

Goodwill and Other Intangible Assets

Under SFAS No. 142, “Goodwill and Other Intangible Assets”. (“SFAS 142”), goodwill and other indefinite-lived intangible assets are no longer amortized but instead are reviewed for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired. Under SFAS 142, indefinite-lived intangible assets are tested for impairment by comparing their fair values to their carrying values. Testing for impairment of goodwill is a two-step process. The first step requires the Company to compare the fair value of its reporting units to the carrying value of the net assets of the respective reporting units, including goodwill. If the fair value of the reporting unit is less than the carrying value, goodwill of the reporting unit is potentially impaired and the Company then completes Step 2 to measure the impairment loss, if any. The second step requires the calculation of the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. If the implied fair value of goodwill is less then the carrying amount of goodwill, an impairment loss is recognized equal to the difference. Intangible assets that do not have indefinite lives are amortized over their useful lives.

The changes in goodwill is as follows:

Goodwill:

Balance - January 30, 2006	$-

Increases in goodwill on acquisitions made	199,888
Impairment of goodwill	(70,000)

Balance - December 31, 2006	$129,888

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and related party advances approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

My Health and Safety Supply Company, LLC was a limited liability company and for tax purposes was treated as a partnership. All net earnings generated were passed through to the individual members and taxed at their respective tax rates.

(Loss) Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock (Continued)

December 31,
2006
(Restated)
Net loss	$(104,735)

Weighted-average common shares
Outstanding (Basic)	5,293,041

Weighted-average common stock
Equivalents
Stock options	-
Warrants	-

Weighted-average common shares
Outstanding (Diluted)	5,293,041

Recent Issued Accounting Standards

On December 16, 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion 29, Accounting for Non-monetary Transaction” ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. This standard did not have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and requires the direct effects of accounting principle changes to be retrospectively applied. The existing guidance with respect to accounting estimate changes and corrections of errors is carried forward in SFAS 154. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This standard did impact the financial statements.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company’s financial statements.

 In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company’s financial statements.

In September 2006, the United States Securities and Exchange Commission (“SEC”) issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. SAB 108 did not have an impact on the financial statements.

NOTE 3-	FIXED ASSETS

Fixed assets consist of the following as of December 31, 2006:

	Estimated Useful
	Lives (Years)

Computer equipment	5	$2,420

Less: Accumulated depreciation		103

Total, net		$2,317

Depreciation expense was $103 for the period January 30, 2006 through December 31, 2006.

NOTE 4-	RELATED PARTY TRANSACTIONS

My Health and Safety Supply Company, LLC has been advanced funds from one of its former members and current shareholder to assist in cash flow. The advances were interest free and have no maturity date. These advances had been classified as current liabilities, however on October 24, 2006, the related party consented to the conversion of this debt prior to the merger with MH & SC, Inc.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 4-	RELATED PARTY TRANSACTIONS (CONTINUED)

Another one of My Health and Safety Supply Company, LLC’s former members and current shareholder provide professional services and provide office space for the Company, pursuant to a Professional Services Agreement and Sublease Agreement entered into November 1, 2003. The agreements run through 2008, and stipulate that the member of the Company will provide professional services and be paid $1,500 per month, and the Company will lease space for $1,000 per month. The Company is in process of renegotiating a new agreement upon the merger of the Company and My Health and Safety Supply Company, LLC. For the period October 26, 2006, the day the company was acquired through December 31, 2006 there was $2,500 expensed and remains outstanding.

Additionally, another of My Health and Safety Supply Company’s former members and current shareholders often use their personal credit card to purchase merchandise as the Company does not maintain its own credit card. There is $7,313 due to this former member as of December 31, 2006, and this former member has ceased use of their personal credit card, and the Company will purchase all of its own merchandise on a corporate credit card.

The founding shareholder of the Company advanced $5,000 on May 30, 2006 to fund initial costs. This amount bears no interest and is included in related party payables at December 31, 2006.

NOTE 5-	NOTE PAYABLE

The Company entered into a promissory note as part of the Call Option Agreement they entered into with the former members of My Health and Safety Supply Company, LLC on October 26, 2006. The Company had agreed to pay the former members as part of the acquisition, $100,000 due December 31, 2006 at 0% interest. Should the note not be paid by the due date, the note shall begin to accrue interest at 5% per annum on the unpaid balance. This note along with 1,000,000 shares of common stock (see Note 6) was the consideration paid for My Health and Safety Supply Company, LLC.

On November 10, 2006, the former members executed a release of the October 26, 2006 promissory note for the receipt of $25,000 cash. At this time, the former members entered into a new promissory note for $75,000. The $75,000 was due January 15, 2007 at 0% interest and was paid by the Company to the former members.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 6-	STOCKHOLDERS’ EQUITY

The Company was established with two classes of stock: a) Preferred stock - 20,000,000 shares authorized at a par value of $0.000001; and b) Common stock - 1,000,000,000 shares authorized at a par value of $0.000001.

The Company has not issued any preferred shares to date.

The Company in January 2006, issued 15,000,000 shares of common stock to its founder at par value, of which 10,000,000 of these shares were voluntarily returned to enhance shareholder value. The Company valued this transaction at par for a value of $5. The Company has recorded this expense in their consolidated statement of operations.

During the months of June through September, the Company issued 265,000 shares of common stock for cash at $0.10 per share and raised $26,500 that was placed in their attorneys escrow account. Of this amount, $26,000 was transferred from the attorney’s escrow account into the Company’s operating account to pay a portion of the note payable (see Note 5). There remains $500 outstanding as of December 31, 2006.

As part of the acquisition of My Health and Safety Supply Company, LLC on October 26, 2006, the Company entered into a Call Option Agreement and as a result, issued to the former members of My Health and Safety Supply Company, LLC 1,000,0000 shares of stock valued at $0.10 for a value of $100,000. These shares along with the Note Payable (see Note 5), was the consideration paid for My Health and Safety Supply Company, LLC (total value $200,000).

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 6-	STOCKHOLDERS’ EQUITY (CONTINUED)

As of December 31, 2006, the Company has 6,265,000 shares of common stock issued and outstanding.

The Company has not issued any options or warrants to date.

NOTE 7-	PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

As of December 31, 2006, there is no provision for income taxes, current or deferred.

Net operating losses	$35,610
Goodwill	56,685
Valuation allowance	(92,295)

$-

At December 31, 2006, the Company had net operating loss carryforward in the approximate amount of $104,735, available to offset future taxable income through 2026. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the period ended December 31, 2006 is summarized below.

2006
Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

Prior to the acquisition by the Company, My Health and Safety Supply Company, LLC, was a limited liability company, and for tax purposes was treated as a partnership. All net earnings generated is passed through to the individual members and taxed at their respective tax rates.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 8-	ACQUISITION OF MY HEALTH AND SAFETY SUPPLY COMPANY, LLC

On October 26, 2006, the Company and My Health and Safety Supply Company, LLC closed a Call Option Agreement with the owners of 100% of the issued and outstanding membership interests, and thus My Health and Safety Supply Company, LLC, became a wholly-owned subsidiary of the Company.

My Health and Safety Supply Company, LLC was incorporated as a limited liability company in the State of Indiana on July 7, 2003.

The Company was formed to distribute products related to health care and safety via catalogue, printed or electronic. The Company’s products include adult incontinence products including adult diapers, pull-on briefs, belted undergarments, liners, underpads and medical stockings; sleep products including CPAP units and masks for sleep apnea thru adjustable therapeutic leisure beds, cervical sleep pillows and mattresses for more comfortable sleep; external breast forms, bras and accessories; and three and four wheel electric scooters.

The primary reason that the Company acquired My Health and Safety Supply Company, LLC was to utilize its resources and management expertise along with any capital the Company could raise to expand business lines and products of the business operation. The goodwill of $199,888 that resulted from the excess of the price paid over the fair value of the net assets acquired was the result of the Company paying a price that they believed this business is worth, despite the continued marginal losses that the operation had suffered in the past few years.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 8-	ACQUISITION OF MY HEALTH AND SAFETY SUPPLY COMPANY, LLC (CONTINUED)

The following proformas represent the consolidated statements of operations for the Company and My Health and Safety Supply Company, LLC, had these companies been consolidated for the period January 30, 2006 through December 31, 2006:

Revenues	$327,894

Cost of Revenues	223,265

Gross Profit	104,629

Operating Expenses
Advertising expense	81,986
Professional fees	38,350
Commissions and consulting expenses	51,520
General and administrative	32,920
Depreciation	70,550

Total Operating Expenses	275,326

Net Loss	$(170,697)

Weighted Average Shares Outstanding	5,319,284

Net loss per share	$(0.03)

The following proforma represent the amounts assigned to each major asset and liability caption on the acquisition date of My Health and Safety Supply Company, LLC:

Cash		$6,702
Accounts receivable		1,647
Computer equipment		2,420
Goodwill	(1)	199,888
Accounts payable		(10,657)
Notes payable		(100,000)
Common stock / APIC		(100,000)

		-

(1)	The goodwill is deductible for tax purposes over a period of 15 years.

MH & SC, INC.
(FORMERLY HELP-U-DRIVE, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 9-	SUBSEQUENT EVENT

The Company in January 2007 paid the note payable in the amount of $75,000 to the former members.

NOTE 10-	RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its financial statements for the period January 30, 2006 to December 31, 2006, to account for the correction to the valuation of the 1,000,000 shares of stock issued in connection with the acquisition of My Health and Safety Supply Company. The next effect of the re-valuation of these shares increased the net loss and accumulated deficit by $70,000. The restated net loss and accumulated deficit are now $104,735 from the previous amount of $34,735. Additionally, the loss per share increased from $0.01 per share to $0.02 per share.

MY HEALTH AND SAFETY SUPPLY COMPANY, LLC
INDEX TO FINANCIAL STATEMENTS

Page(s)
Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets as of December 31, 2005 and 2004	F-2
Statements of Operations for the years ended December 31, 2005 and 2004	F-3
Statements of Changes in Members’ Equity (Deficit) for the years
ended December 31, 2005 and 2004	F-4
Statements of Cash Flows for the years ended
December 31, 2005 and 2004	F-5
Notes to Financial Statements	F-6-F-9

Report of Independent Registered Public Accounting Firm

To the Members of
My Health and Safety Supply Company, LLC

I have audited the accompanying balance sheets of My Health and Safety Supply Company, LLC (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, changes in members’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted the audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and their results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Michael Pollack CPA

Cherry Hill, New Jersey
September 21, 2006

F-1

MY HEALTH AND SAFETY SUPPLY COMPANY, LLC
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

ASSETS

	2005	2004
CURRENT ASSETS
Cash	$6,185	$1,974
Accounts receivable	863	-
Total current assets	7,048	1,974

Fixed assets, net of depreciation	2,935	-

TOTAL ASSETS	$9,983	$1,974

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$13,095	$8,323
Related party payables	79,603	44,713
Total current liabilities	92,698	53,036

TOTAL LIABILITIES	92,698	53,036

MEMBERS' EQUITY (DEFICIT)
Members' equity (defict)	(82,715)	(51,062)
Total members' equity (deficit)	(82,715)	(51,062)

TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)	$9,983	$1,974

The accompanying notes are an integral part of these financial statements.

F-2

MY HEALTH AND SAFETY SUPPLY COMPANY, LLC
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

REVENUE	$245,552	$138,176

COST OF REVENUES	168,275	90,963

GROSS PROFIT	77,277	47,213

OPERATING EXPENSES
Advertising expense	66,965	53,930
Professional fees	30,650	18,712
Commissions and consulting fees	56,000	51,520
General and administrative	15,160	20,529
Depreciation	155	-
Total operating expenses	168,930	144,691

NET (LOSS)	$(91,653)	$(97,478)

The accompanying notes are an integral part of these financial statements.

F-3

MY HEALTH AND SAFETY SUPPLY COMPANY, LLC
STATEMENT OF CHANGES IN MEMBERS' EQUITY\(DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Balance - January 1, 2004	$1,416

Contributions during the year	45,000

Net loss for the year	(97,478)

Balance - December 31, 2004	(51,062)

Contributions during the year	60,000

Net loss for the year	(91,653)

Balance - December 31, 2005	$(82,715)

The accompanying notes are an integral part of these financial statements.

F-4

MY HEALTH AND SAFETY SUPPLY COMPANY, LLC
STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(91,653)	$(97,478)

Adjustments to reconcile net (loss)
to net cash used in operating activities:

Depreciation	155	-

Change in assets and liabilities
(Increase) in accounts receivable	(863)	-
Increase in accounts payable	4,772	8,055
Increase in related party payables	34,890	40,663
Total adjustments	38,954	48,718
Net cash (used in) operating activities	(52,699)	(48,760)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,090)	-
Net cash (used in) investing activities	(3,090)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions of capital	60,000	45,000
Net cash provided by financing activities	60,000	45,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,211	(3,760)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	1,974	5,734

CASH AND CASH EQUIVALENTS - END OF PERIOD	$6,185	$1,974

The accompanying notes are an integral part of these financial statements.

F-5

MY HEALTH AND SAFETY SUPPLY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

My Health and Safety Supply Company, LLC (the “Company”) was incorporated as a limited liability company in the State of Indiana on July 7, 2003.

The Company was formed to distribute products related to health care and safety via catalogue, printed or electronic. The Company’s products include adult incontinence products including adult diapers, pull-on briefs, belted undergarments, liners, underpads and medical stockings; sleep products including CPAP units and masks for sleep apnea thru adjustable therapeutic leisure beds, cervical sleep pillows and mattresses for more comfortable sleep; external breast forms, bras and accessories; and three and four wheel electric scooters.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. The Company on approximately 99% of its sales receives credit card payment prior to shipment. In determining the amount of the allowance, management is required to make certain estimates and assumptions. Management has determined that as of December 31, 2005 and 2004, no allowance for doubtful accounts is required.

F-6

MY HEALTH AND SAFETY SUPPLY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (five years for the computer equipment). Costs of maintenance and repairs are charged to expense as incurred.

Recoverability of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale are carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Revenue Recognition

The Company generates revenue from the sales of their products in accordance with Staff Accounting Bulletin 101. The criteria for recognition is as follows:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectibility is reasonably assured.

A majority of the Company’s revenues are generated through their catalogues either through the Internet or telephone, at which time, the customer will pay the Company with a credit card. All sales are final at the time of order. Shipments of products will be made within 24 hours of order. The right of return does exist within ten days from the date of sale, at which time the customer will be refunded the sales price on their credit card or exchanged merchandise. In addition, the Company will charge a fee for handling and restocking.

Major Customers and Vendors

A major customer or vendor is a customer or vendor that represents 10% of the Company’s sales or purchases.

For the years ended December 31, 2005 and 2004, the Company had no major customers.

For the years ended December 31, 2005 and 2004, the Company had two and three major vendors that represented approximately 93% and 65% of the Company’s purchases of merchandise.

F-7

MY HEALTH AND SAFETY SUPPLY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Reporting

The Company follows the provisions of SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.” This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company believes that there is only one operating segment.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and related party advances approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Income Taxes

The Company is a limited liability company and for tax purposes is treated as a partnership. All net earnings generated is passed through to the individual members and taxed at their respective tax rates.

Recent Issued Accounting Standards

On December 16, 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion 29, Accounting for Non-monetary Transaction” ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and requires the direct effects of accounting principle changes to be retrospectively applied. The existing guidance with respect to accounting estimate changes and corrections of errors is carried forward in SFAS 154. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 to have a material effect on its financial statements.

F-8

MY HEALTH AND SAFETY SUPPLY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 3-	FIXED ASSETS

Fixed assets consist of the following as of December 31, 2005 and 2004:

	Estimated Useful
	Lives (Years)	2005	2004

Computer equipment	5	$3,090	$-

Less: Accumulated depreciation		155	-

Total, net		$2,935	$-

Depreciation expense was $155 and $0 for the years ended December 31, 2005 and 2004, respectively.

NOTE 4-	RELATED PARTY TRANSACTIONS

The Company has been advanced funds from a member of the limited liability company to assist in cash flow. The advances are interest free and have no maturity date. The Company has classified these payments as current liabilities. As of December 31, 2005 and 2004, the Company has $13,500 and $1,000 outstanding, respectively.

One of the Company’s members provide professional services and provide office space for the Company, pursuant to a Professional Services Agreement and Sublease Agreement entered into November 1, 2003. The agreements run through 2008, and stipulate that the member of the Company will provide professional services and be paid $1,500 per month, and the Company will lease space for $1,000 per month. The value of these services and rent for the years ended December 31, 2005 and 2004 were $30,000, respectively. The Company has minimum payments of $30,000 for the professional services and rent for each of the next two years, and for 2008 the minimum payments would be $25,000.

Additionally, another of the Company’s members will often use their personal credit card to purchase merchandise as the Company does not maintain its own credit card. As such, as of December 31, 2005 and 2004, the Company owes this member $5,941 and $13,551, respectively. These amounts are included in related party payables on the balance sheets.

F-9

PROSPECTUS
MH&SC, INCORPORATED
Dated _____________, 2007

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person is or was a director, officer, employee or agent of such corporation or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or another enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation with respect to such claim, issue or matter. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our Articles and/or By-Laws also provide for indemnification to the fullest extent permitted under Delaware law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee	2
Legal Fees and Expenses	25,000
Accounting Fees and Expenses*	25,000
Miscellaneous*	25,000
Total*	75,000
* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

Upon formation, we issued 15,000,000 shares to our Chief Executive Officer and Director. We valued these shares at $0.000001 per share or $15 in the aggregate, based upon par value. 10,000,000 of these shares were returned for no consideration in October 2006 upon our merger with the LLC.

From June 2006 to August 2006, we sold 265,000 shares of common stock to 30 accredited investors at a price of $.10 for total consideration of $26,500.

In October 2006, we issued 1,000,000 shares for all member interests of the LLC to five members. We valued these shares at $0.10 per share or $100,000 in the aggregate, based upon the call option price.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

o None of these issuances involved underwriters, underwriting discounts or commissions;
o We placed restrictive legends on all certificates issued;
o No sales were made by general solicitation or advertising;
o The distributions were made only to investors who were accredited as defined in Regulation D.

In connection with the above transactions, we provided the following to all investors:

o Access to all our books and records.
o Access to all material contracts and documents relating to our operations.
o The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 2
Exchange Agreement *

Item 3

1. Articles of Incorporation of MH&SC, INCORPORATED, Inc. *
2. Amended Articles of Incorporation of MH&SC, INCORPORATED, Inc. *
3. Bylaws of MH&SC, INCORPORATED, Inc. *
4. Operating Agreement of LLC *

Item 4

1. Form of common stock Certificate of the MH&SC, INCORPORATED, Inc.(1)
2. Call Option Agreement *
3. Subscription Agreement

Item 5

Legal Opinion of Williams Law Group, P.A. *

Item 10

Sublease

Item 23

1 Consent of Michael Pollack CPA
2 Consent of Williams Law Group, P.A. (included in Exhibit 5.1) *

* previously filed

All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Lexington, Kentucky on May 8, 2007.

MH&SC, INCORPORATED

Title	Name	Date	Signature
Principal Executive Officer	Cory Heitz	May 8, 2007.	/s/ Cory Heitz
Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE
/s/ John Hafner	John Hafner	Director	May 8, 2007.

/s/ Cory Heitz	Cory Heitz	Director	May 8, 2007.